EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q4 and Year-End 2016 Financial Results

•	Record 2016 Recurring Revenues of $654.2 million, Up by 27%

•	Record 2016 Total Revenues of $781.3 million, Up by 26%

•	Record Q4 Recurring Revenues of $175.9 million, Up by 25%

•	Record Q4 Total Revenues of $210.5 million, Up by 23%

Weston, FL, February 7, 2017 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today its financial results for the fourth quarter and year ended December 31, 2016. For the quarter ended December 31, 2016, Ultimate reported recurring revenues of $175.9 million, a 25% increase, and total revenues of $210.5 million, a 23% increase, both compared with 2015’s fourth quarter. GAAP net income for the fourth quarter of 2016 was $12.8 million, or $0.42 per diluted share, as compared with GAAP net income of $9.0 million, or $0.30 per diluted share, for the fourth quarter of 2015.
Non-GAAP net income for the fourth quarter of 2016, which excludes stock-based compensation expense and amortization of acquired intangibles, was $27.8 million, or $0.91 per diluted share. Non-GAAP net income for the fourth quarter of 2015, which excludes stock-based compensation expense and amortization of acquired intangibles, was $24.7 million, or $0.83 per diluted share. See “Use of Non-GAAP Financial Information” below.
For 2016, recurring revenues increased 27% to $654.2 million, and total revenues increased 26% to $781.3 million, both as compared with the prior year. For 2016, GAAP net income was $30.3 million, or $0.99 per diluted share, compared with GAAP net income of $22.7 million, or $0.76 per diluted share, for 2015. For 2016, non-GAAP net income, which excludes stock-based compensation expense, amortization of acquired intangible assets and transaction costs related to business combinations, was $96.2 million, or $3.16 per diluted share. For 2015, non-GAAP net income, which excludes stock-based compensation expense and amortization of acquired intangible assets, was $78.8 million or $2.65 per diluted share.
“Our sales team closed 2016 in the fourth quarter with their strongest quarter performance in our history. With both our 2016 total and recurring revenues also coming in on the positive side of our plan, total revenues at $781 million and recurring revenues at $654 million, we are well positioned to achieve our 2017 objectives and our 2018 goals as well. We grew the number of people records in our cloud to approximately 33 million in 2016, and we maintained a year-over-year customer retention rate of approximately 97%," said Scott Scherr, founder, president, and CEO.
“To accommodate our growth, we hired more than 1,000 new people in 2016 while achieving an overall employee retention of greater than 94%. At the same time, our services team brought more new customers live on UltiPro than ever before in a single year, and our development team continued to enhance our UltiPro product suite, focusing specifically on trendsetting business analytics for human resources leaders and enhanced mobile capabilities. In addition, we acquired Kanjoya, an award-winning cloud workforce intelligence provider, and Vestrics, another award-winning provider with a leading HR-focused predictive analytics platform.”
“We were honored in January this year to be named #1 on Fortune’s 2017 list of Best Large Workplaces in Technology, our second consecutive year to top this list. We thank our people for making it so. Our collective belief in the power of trust and putting people first is the driving force that makes our products and services the best in our industry,” added Scherr.
Ultimate’s financial results teleconference will be held today, February 7, 2017, at 5:00 p.m. Eastern time, at www.investorcalendar.com/IC/CEPage.asp?ID=175489. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Business Highlights
All highlights below occurred in 2016, unless otherwise noted:

•
Ultimate added more than 370 new features in UltiPro, with 80 of these growing out of customer ideas. Two key enhancement areas were analytics focused on improving the employee experience and mobile capabilities. The new analytics are both predictive and prescriptive. UltiPro’s Leadership Actions in its Retention Predictor and High-Performer Predictor are based upon content from best-selling author and thought leader Simon Sinek, and suggest actionable next steps across 16 different categories of engagement for leaders to use for retaining and developing high-performing and high-potential individuals. UltiPro’s mobile capabilities were expanded to include common actions taken by managers and employees, such as those associated with performance reviews, additional time-off, and profile changes.

•
Ultimate acquired Kanjoya, Inc., an award-winning cloud workforce intelligence provider. Based on this technology, Ultimate launched UltiPro Perception, a solution that enables businesses to collect, understand, and act on employee feedback from surveys and other sources. Our customers can now easily deploy engagement, pulse, and event-based surveys to uncover what employees are saying and feeling in real time. Through advanced “natural language processing” and “machine learning,” UltiPro Perception transforms unstructured feedback into predictive analytics that can be used to improve employee experience and performance.

•
To expand our business analytics offerings further, Ultimate acquired Vestrics, a leading HR-focused predictive analytics platform with a history of measuring, predicting, and optimizing the business impact of HR- and talent-related investments and decisions for global businesses. Vestrics has been recognized by Gartner as a Cool Vendor of the Year, Aragon Research as a 2015 Hot Vendor, the ROI Institute for the most innovative approach to ROI, Bersin and Associates as a learning leader, and the Brandon Hall Group with an Excellence in Technology recognition in 2014 and 2015.

•
We released the UltiPro Global Payroll Connector to support our customers’ international growth initiatives. Ultimate’s pre-built connector to Celergo not only helps companies enter new countries with greater efficiency, but also takes care of their year-end tax filings and associated paperwork that is often more complicated overseas.

•	Ultimate was named a “Leader” in G2 Crowd’s grids of Best Recruiting, Best Payroll, Best Core HR, Best HR Management Suite, and Best Performance Management solutions.

•
Ultimate was named Best Customer Service Department of the Year at Network Products Guide’s 11th Annual 2016 IT World Awards. Networks Products Guide’s IT World Awards recognize technology achievements in every facet of the IT industry.

•
Ultimate won the 2016 STAR Award for Innovation in the Transformation of Support Services at the SMB Level from the Technology Services Industry Association. Ultimate was recognized for our conversion from a traditional tiered model of support to a collaborative (also called “tierless”) support model that results in customer questions being answered more rapidly. Having multiple support experts “swarm” a customer question simultaneously in this collaborative model eliminates the time-consuming process of users waiting to be transferred to multiple tiers of support.

•
Ultimate was a Silver winner in the Support Department of the Year category in Best in Biz Awards 2016. Best in Biz Awards is the only independent business-awards program judged by members of the press and industry analysts.

•
Ultimate was awarded a number of security- and privacy-related certifications, including: 1. TRUSTe privacy certification that verifies Ultimate’s strict compliance with the EU-U.S. Privacy Shield, the framework that requires companies to meet stronger obligations to protect the personal data of Europeans, and replaces the EU-U.S. Safe Harbor, with which Ultimate was already compliant; 2. ISO 27018, a standard published by the International Organization for Standardization (ISO) that establishes commonly accepted control objectives, controls, and guidelines that cloud service providers must implement to protect Personally Identifiable Information; and 3. certification for adherence to the principles of the Asia Pacific Economic Cooperation’s Cross Border Privacy Rules system, which encourage the development of appropriate information privacy protections.

•	Forbes ranked Ultimate #8 on its 2016 list of the 100 Most Innovative Growth Companies.

•
Ultimate was ranked #1 on the 25 Highest-Rated Public Cloud Computing Companies to Work For list by Glassdoor and Battery Ventures. The ranking was determined by employee reviews and company ratings shared on Glassdoor, an online jobs and career marketplace. Ultimate’s CEO, Scott Scherr, has a 99 percent approval rating on Glassdoor, and in June ranked #2 on Glassdoor’s Highest-Rated CEOs list among leaders at large U.S. companies, a designation also based on anonymous reviews by company employees.

•	Fortune ranked Ultimate #15 on its 2016 100 Best Companies to Work For list, marking our fifth consecutive year on this esteemed list.

•
Fortune ranked Ultimate on several of its other 2016 lists: #3 on 50 Best Workplaces for Parents, #4 on 100 Best Workplaces for Women, #5 on 50 Best Workplaces for Diversity, and #5 on both Best Workplaces for Millennials and Best Workplaces for Gen Xers.

•
Ultimate received a perfect score of 100 percent on the 2017 Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to LGBT (Lesbian, Gay, Bisexual, and Transgender) workplace equality, administered by the Human Rights Campaign Foundation.

•	Ultimate was named to the Elite 8 of Achievers 50 Most Engaged Workplaces in North America.

•	In January 2017, Fortune ranked Ultimate #1 on its 10 Best Large Workplaces in Technology list, making this Ultimate’s second consecutive year to top the list.

•
In January 2017, Ultimate won a Brandon Hall Group Technology Gold Award in the Best Advance in Online Coaching Tools category. The award recognizes UltiPro’s Leadership Actions, which encourage proactive collaboration and communication between managers and employees to enhance employee engagement and retention.

Financial Highlights

•
Recurring revenues from our cloud offering grew by 25% for the fourth quarter of 2016 and by 27% for the 2016 year - both as compared with the same periods in 2015. Recurring revenues were 84% of total revenues for the fourth quarter of 2016 and 83% of total revenues for the fourth quarter of 2015.

•
Ultimate’s total revenues for the fourth quarter of 2016 increased by 23%, as compared with those for the fourth quarter of 2015. Ultimate's total revenues for 2016 increased by 26% compared with those for 2015.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, was approximately 97% for its recurring revenue cloud customer base as of December 31, 2016.

•
Cash flows from operating activities for the fourth quarter of 2016 were $44.2 million, compared with $41.3 million for the fourth quarter of 2015. For the 12 months ended December 31, 2016, Ultimate generated $159.5 million in cash from operations, compared with $142.7 million for the 12 months ended December 31, 2015.

Adoption of Accounting Guidance
In March 2016, the FASB issued ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"). The standard amends the accounting for certain aspects of share-based payments to employees. We elected to early adopt the new guidance in the third quarter of fiscal year 2016 which requires us to reflect any cumulative-effect and prospective method adjustments as of January 1, 2016. The primary impact of adoption was the recognition of excess tax benefits in our provision for income taxes rather than additional paid-in capital for all periods in fiscal 2016. For the three and twelve months ended December 31, 2016, our provision for income taxes was reduced by $11.9 million and $23.7 million, respectively, for excess tax benefits from our employee stock plan. There was no comparable reduction to the provision for the three and twelve months ended December 31, 2015. In addition, due to the early adoption of ASU 2016-09, we elected to apply the presentation requirements for cash flows related to excess tax benefits retrospectively to all periods presented which resulted in an increase to both net cash from operations and net cash used in financing for the same 12-month period of the prior year of $31.9 million.
Stock Repurchases
The combination of cash, cash equivalents, and corporate marketable securities was $97.9 million as of December 31, 2016, compared with $129.4 million as of December 31, 2015.
During the twelve months ended December 31, 2016, we used a combined total of $95.2 million in relation to the purchase of our common stock, $0.01 par value common stock ("Common Stock") and to settle employee taxes for restricted stock vestings—$29.7 million to acquire 190,400 shares of our outstanding Common Stock under our previously announced stock repurchase plan (the "Stock Repurchase Plan") and $65.5 million to acquire 340,838 shares of our Common Stock to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 1,342,005 shares available for repurchase under our Stock Repurchase Plan.

Financial Outlook
Ultimate provides the following financial guidance for 2017:
For the first quarter of 2017:

•	Recurring revenues of approximately $189 million,

•	Total revenues of approximately $229 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 16%.
For the year 2017:

•	Recurring revenues to increase in excess of 25% over 2016,

•	Total revenues to increase approximately 24% over 2016, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 21%.
Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.
We have not reconciled our forward-looking operating margin on a non-GAAP basis to the corresponding GAAP financial measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation would require unreasonable effort at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including, for example, those related to stock-based compensation and transaction costs for business combinations or others that may arise during the year. In particular, stock-based compensation and transaction costs for business combinations, are impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense for the year ending December 31, 2017 will have a significant impact on our operating margin on a GAAP basis.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management solutions, with more than 33 million people records in the cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, Ultimate is headquartered in Weston, Florida, and employs more than 3,700 professionals. In 2017, Fortune ranked Ultimate #1 on its list of the 10 Best Workplaces in Technology, Ultimate’s second year to top this list, and Brandon Hall Group honored Ultimate with a Gold Award in Technology. In 2016, Fortune ranked Ultimate #15 on its 100 Best Companies to Work For list, the fifth consecutive year to be ranked in the top 25. Ultimate was also ranked #1 on Glassdoor’s list of 25 Highest-Rated Public Cloud Companies To Work For, #8 on Forbes’ list of the 100 Most Innovative Growth Companies, and ranked #1 in customer satisfaction in G2 Crowd’s Summer 2016 Core HR Software Grid report, based on user reviews. In 2015, Ultimate was recognized by Fortune as one of the 100 Fastest-Growing Companies; named among InformationWeek's Elite 100, honoring innovation in business technology; and recognized as a Leader in Nucleus Research’s HCM Technology Value Matrix. Ultimate has approximately 3,700 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Major League Baseball, Red Roof Inn, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at
 www.ultimatesoftware.com.
UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Recurring	$175,944	$141,116	$654,199	$516,400
Services	34,605	29,534	127,092	101,681
Total revenues	210,549	170,650	781,291	618,081
Cost of revenues:
Recurring	46,173	36,554	172,676	138,587
Services	33,218	26,982	127,433	99,948
Total cost of revenues	79,391	63,536	300,109	238,535
Gross profit	131,158	107,114	481,182	379,546
Operating expenses:
Sales and marketing	58,074	48,019	224,416	169,664
Research and development	32,383	25,340	120,650	93,671
General and administrative	25,439	19,433	94,432	72,893
Total operating expenses	115,896	92,792	439,498	336,228
Operating income	15,262	14,322	41,684	43,318
Other income (expense):
Interest and other expense	(174)	(123)	(717)	(491)
Other income, net	135	91	451	256
Total other expense, net	(39)	(32)	(266)	(235)
Income before income taxes	15,223	14,290	41,418	43,083
Provision for income taxes	(2,452)	(5,259)	(11,165)	(20,384)
Net income	$12,771	$9,031	$30,253	$22,699
Net income per share:
Basic	$0.44	$0.31	$1.04	$0.79
Diluted	$0.42	$0.30	$0.99	$0.76
Weighted average shares outstanding:
Basic	29,200	28,756	28,976	28,634
Diluted	30,469	29,873	30,414	29,721

Stock-based Compensation, Amortization of Acquired Intangibles and Transaction Costs related to Business Combinations

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”), the amortization of acquired intangibles and transaction costs related to business combinations that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated and are included within the Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures in this press release (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Stock-based compensation expense:
Cost of recurring revenues	$2,307	$1,675	$8,613	$6,303
Cost of services revenues	1,634	1,307	6,198	5,017
Sales and marketing	15,268	11,525	59,187	41,059
Research and development	2,311	1,601	8,238	6,180
General and administrative	7,955	6,545	31,641	23,857
Total non-cash stock-based compensation expense	$29,475	$22,653	$113,877	$82,416

Amortization of acquired intangibles:
General and administrative	$356	$251	$1,115	$1,034
Total amortization of acquired intangibles	$356	$251	$1,115	$1,034

Transaction costs related to business combinations:
General and administrative	$33	$—	$874	$—
Total transaction costs related to business combinations	$33	$—	$874	$—

Stock-based compensation for the three and twelve months ended December 31, 2016 was $29.5 million and $113.9 million, respectively, as compared with stock-based compensation for the three and twelve months ended December 31, 2015 of $22.7 million and $82.4 million, respectively. The increases in stock-based compensation for the three and twelve months ended December 31, 2016 included an increase of $4.1 million and $19.7 million, respectively, associated with modifications made to the Company’s change in control plans in March 2015 and February 2016, which significantly reduced the potential payments that could be made under such plans. As previously disclosed, these changes were made to better align management's incentives with long-term value creation for our shareholders. As part of the modifications in connection with the unwinding of the change in control plans, time-based restricted stock awards (vesting over three years) were granted to certain senior officers in March 2015 and February 2016.
The following table sets forth the stock-based compensation expense associated with modifications made to the Company's change in control plans as discussed above (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Stock-based compensation expense:
Stock-based compensation expense	$18,291	$15,592	71,119	59,390
Stock-based compensation expense related to CIC modifications	11,184	7,061	42,758	23,026
Total non-cash stock-based compensation expense	$29,475	$22,653	$113,877	$82,416
During 2016, we acquired Kanjoya, Inc. and the assets of Capital Analytics (d/b/a Vestrics) in two separate business combinations. We acquired Vestrics during the second quarter of 2016 and incurred $194 thousand in transaction costs associated with this business combination. We acquired Kanjoya during the third quarter of 2016 and incurred $680 thousand in transaction costs associated with this business combination. These transaction costs are recorded in our unaudited condensed consolidated statements of income and are included with general and administrative expenses. While the business combinations were deemed insignificant to the unaudited consolidated financial statements on an individual basis and in the aggregate, the transaction costs incurred in connection with these business combinations are not deemed part of our normal operations. Therefore, we excluded GAAP expense relating to costs incurred in connection with business combinations for the three and twelve months ended December 31, 2016.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$73,773	$109,325
Investments in marketable securities	15,541	10,780
Accounts receivable, net	162,240	130,106
Prepaid expenses and other current assets	61,901	46,804
Deferred tax assets, net	1,125	883
Total current assets before funds held for clients	314,580	297,898
Funds held for clients	465,167	923,308
Total current assets	779,747	1,221,206
Property and equipment, net	179,558	125,492
Goodwill	35,322	24,410
Investments in marketable securities	8,547	9,278
Intangible assets, net	23,860	5,167
Other assets, net	47,432	31,107
Deferred tax assets, net	78,115	48,909
Total assets	$1,152,581	$1,465,569
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,519	$7,395
Accrued liabilities	50,973	42,097
Deferred revenue	171,669	142,793
Capital lease obligations	5,056	4,488
Other borrowings	—	400
Total current liabilities before client fund obligations	241,217	197,173
Client fund obligations	466,423	923,366
Total current liabilities	707,640	1,120,539
Deferred revenue	2,307	2,934
Deferred rent	6,022	3,719
Capital lease obligations	3,985	3,665
Deferred income tax liability	519	646
Total liabilities	720,473	1,131,503

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	340	333
Additional paid-in capital	520,524	463,609
Accumulated other comprehensive loss	(7,023)	(7,829)
Accumulated earnings	129,626	59,627
	643,467	515,740
Treasury stock, at cost	(211,359)	(181,674)
Total stockholders’ equity	432,108	334,066
Total liabilities and stockholders’ equity	$1,152,581	$1,465,569

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Twelve Months Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$30,253	$22,699
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,098	21,738
Provision for doubtful accounts	3,213	4,687
Non-cash stock-based compensation expense	113,877	82,416
Income taxes	10,195	19,739
Net amortization of premiums and accretion of discounts on available-for-sale securities	755	—
Changes in operating assets and liabilities:
Accounts receivable	(35,004)	(34,575)
Prepaid expenses and other current assets	(14,973)	(12,016)
Other assets	(16,325)	(10,496)
Accounts payable	5,850	(23)
Accrued liabilities and deferred rent	7,403	12,507
Deferred revenue	27,179	36,022
Net cash provided by operating activities	159,521	142,698
Cash flows from investing activities:
Purchases of property and equipment	(69,415)	(50,634)
Purchases of marketable securities	(207,676)	(91,528)
Maturities of marketable securities	123,895	11,711
Payments for acquisitions	(25,636)	—
Net change in money market securities and other cash equivalents held to satisfy client fund obligations	537,077	(94,306)
Net cash provided by (used in) investing activities	358,245	(224,757)
Cash flows from financing activities:
Repurchases of Common Stock	(29,685)	(43,149)
Net proceeds from issuances of Common Stock	4,659	4,703
Withholding taxes paid related to net share settlement of equity awards	(65,522)	(34,989)
Principal payments on capital lease obligations	(5,831)	(4,810)
Repayments of other borrowings	(400)	(567)
Payments on other borrowings	—
Net decrease in client fund obligations	(456,943)	164,279
Net cash (used in) provided by financing activities	(553,722)	85,467
Effect of exchange rate changes on cash	404	(2,381)
Net (decrease) increase in cash and cash equivalents	(35,552)	1,027
Cash and cash equivalents, beginning of period	109,325	108,298
Cash and cash equivalents, end of period	$73,773	$109,325

Supplemental disclosure of cash flow information:
Cash paid for interest	$426	$371
Cash paid for taxes	$1,758	$815

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$6,719	$5,949
Cash held in escrow for business combinations	$3,600	$—
Stock based compensation for capitalized software	$3,901	$3,013

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Non-GAAP operating income, as a % of total revenues reconciliation:
Operating income	$15,262	$14,322	$41,684	$43,318
Operating income, as a % of total revenues	7.2%	8.4%	5.3%	7.0%
Add back:
Non-cash stock-based compensation expense	29,475	22,653	113,877	82,416
Non-cash amortization of acquired intangible assets	356	251	1,115	1,034
Transaction costs related to business combinations	33	—	874	—
Non-GAAP operating income	$45,126	$37,226	$157,550	$126,768
Non-GAAP operating income, as a % of total revenues	21.4%	21.8%	20.2%	20.5%

Non-GAAP net income reconciliation:
Net income	$12,771	$9,031	$30,253	$22,699
Add back:
Non-cash stock-based compensation expense	29,475	22,653	113,877	82,416
Non-cash amortization of acquired intangible assets	356	251	1,115	1,034
Transaction costs related to business combinations	33	—	874	—
Income tax effect of above items	(14,830)	(7,251)	(49,878)	(27,345)
Non-GAAP net income	$27,805	$24,684	$96,241	$78,804

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.42	$0.30	$0.99	$0.76
Add back:
Non-cash stock-based compensation expense	0.97	0.76	3.74	2.78
Non-cash amortization of acquired intangible assets	0.01	0.01	0.04	0.03
Transaction costs related to business combinations	—	—	0.03	—
Income tax effect of above items	(0.49)	(0.24)	(1.64)	(0.92)
Non-GAAP net income, per diluted share	$0.91	$0.83	$3.16	$2.65
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	29,200	28,756	28,976	28,634
Diluted	30,469	29,873	30,414	29,721
_________________________

(1)	The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.
To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.
Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock-based arrangements recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and twelve months ended December 31, 2016, stock-based compensation expense was $29.5 million and $113.9 million, respectively, on a pre-tax basis. For the three and twelve months ended December 31, 2015, stock-based compensation expense was $22.7 million and $82.4 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and twelve months ended December 31, 2016, the amortization of acquired intangible assets was $0.4 million and $1.1 million, respectively. For the three and twelve months ended December 31, 2015 the amortization of acquired intangible assets was $0.3 million and $1.0 million, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.
Transaction costs related to business combinations. In accordance with GAAP, operating expenses include transaction costs for third-party professional services received in connection with business combinations. As we do not acquire or dispose of businesses on a predictable basis, the terms of each business combination are unique and can vary significantly from other business combinations. Significant expenses can be incurred in connection with a business combination that we would not have otherwise incurred in the periods presented as part of our continuing operations. For the three and twelve months ended December 31, 2016, the transactions costs incurred related to business combinations was $33 thousand and $0.9 million, respectively. There were no transaction costs incurred related to business combinations for the three and twelve months ended December 31, 2015. Transaction costs related to business combinations are excluded from Ultimate's non-GAAP financial measures because it is an expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique business combination histories.